UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2025
Atkore Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37793	90-0631463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16100 South Lathrop Avenue, Harvey, Illinois 60426
(Address of principal executive offices) (Zip Code)

(708) 339-1610
(Registrant's telephone number, including area code)

N/A
(Former name )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	ATKR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

On January 10, 2025, Atkore Inc. (the “Company”) announced the promotion of John Pregenzer to Chief Operating Officer (“COO”), effective January 13, 2025.

Mr. Pregenzer has served as the Company’s President for the Electrical business unit since October 2020 and will continue to serve in that role while also assuming the new role of COO. Prior to that, he served as President of the Conduit & Fittings business unit, after joining Atkore as Vice President and General Manager for the Plastic Pipe and Conduit business unit in 2015. Prior to joining Atkore, Mr. Pregenzer spent the majority of his career in executive sales, marketing, and operations positions with Georg Fischer AG, a Swiss based industrial products manufacturer.

In connection with Mr. Pregenzer’s promotion to the position of COO, Mr. Pregenzer entered into a Letter Agreement with the Company on January 9, 2025, setting forth certain terms of his compensation as COO (the “Letter Agreement”). Under the Letter Agreement, his base salary will increase to $630,000 for the balance of the 2025 fiscal year, and his bonus eligible target under the Annual Incentive Plan (AIP) will be increased for all of the 2025 fiscal year to 85% of base salary, measured using applicable corporate performance factors tied to his position as COO. Mr. Pregenzer will also receive a grant of restricted stock units (RSUs) valued at $600,000, which will vest ratably over a three-year period based on continued service.

Except for such changes to his salary, bonus target, and the detailed RSU grant, Mr. Pregenzer will continue to participate in the Company’s compensation and benefits programs on the same terms as he did prior to his promotion.

There are no arrangements or understandings between Mr. Pregenzer and any other persons pursuant to which he was selected as the Company’s COO. Mr. Pregenzer has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.*

On January 10, 2025, the Company issued a press release regarding the foregoing matters. The Company's press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.*

Exhibit No.	Description of Exhibit

99.1	Atkore Inc. Press Release dated January 10, 2025.
104	Inline XBRL for the cover page of this Current Report on Form 8-K
*	In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 ("Exchange Act"), as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATKORE INC.

By: /s/ Daniel S. Kelly
Daniel S. Kelly
Vice President, General Counsel and Secretary

Date: January 10, 2025